UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	Material Modification to Rights of Security Holders.
On July 7, 2016, Emmis Communications Corporation (the “Company”) filed Articles of Amendment to implement a one for four reverse stock split of each of its Class A, Class B and Class C common stock as of the close of the trading market on July 7 2016. Thus, the reverse stock split will be effective with the commencement of trading on July 8, 2016. In lieu of issuing fractional shares, the Company shall pay in cash the fair value of such fractions of a share as of July 7, 2016 . Such fair value is $0.695 for each pre-split share of our outstanding common stock, which is the average closing sales price of the Class A common stock as reported by the Nasdaq Global Select Market for the thirty (30) trading days preceding such date. A conformed copy of the Second Amended and Restated Articles of Incorporation of the Company, as amended, is attached as Exhibit 3.1.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On July 6, 2016, the Compensation Committee of the Board of Directors of Emmis Communications Corporation adopted forms of the Emmis Communications Corporation Option Grant Agreement and the Restricted Stock Agreement for use for option and restricted stock grants under the 2016 Equity Compensation Plan. Copies of these form agreements are attached as Exhibits 10.1 and 10.2.

Also on July 6, 2016, the Board of Directors named Paul V. Brenner an executive officer of the Company as part of its annual review of the Company’s executive officers. Mr. Brenner will continue his position as President - TagStation/NextRadio. Under the terms of his employment agreement for the period March 1, 2016 through February 28, 2019, Mr. Brenner’s annual base salary rate is $400,000 for the remainder of our fiscal year ended February 28, 2017, and will increase, if at all, each fiscal year thereafter by an amount equal to the percentage increase for the Company’s corporate merit pool. However, like other executive officers, Mr. Brenner agreed to a five percent reduction in his base salary for calendar 2016. Up to ten percent of his base salary may be paid in shares of our Class A common stock. His annual incentive bonus target is the greater of (i) 50% of his base salary based on the attainment of certain performance goals determined annually by the Company, or (ii) a percentage of the TagStation/NextRadio revenue. The Company retains the right to pay such annual incentive bonus in cash or shares of our Class A common stock. Mr. Brenner will receive an automobile allowance and will be reimbursed for up to $5,000 per year in premiums for insurance and estate planning. He also retains the right to participate in all of our employee benefit plans for which he is otherwise eligible and will be entitled to severance equal to one year of his then-current base salary in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. On March 1, 2016, Mr. Brenner was granted an option to purchase one hundred fifty thousand shares of our Class A common stock. The option has an exercise price equal to the fair market value of our Class A common stock on the date of grant and shall vest on February 28, 2019. In addition, the agreement provides for the grant to Mr. Brenner of one hundred thousand restricted shares of the Company’s Class A common stock, which were granted on July 7, 2016 and shall vest on February 28, 2019. The description of the employment agreement set forth above is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Additionally, effective March 1, 2016, we entered into a Change in Control Severance Agreement with Mr. Brenner that provides that if the Mr. Brenner’s employment is terminated by the company within two years after a Change in Control (as defined in the agreement) of the Company (or, in certain instances, in anticipation of a change in control), other than for Cause (as defined in the agreement) or is terminated by the executive for Good Reason (as defined in the agreement), Mr. Brenner is entitled to (1) a payment equal to his base salary through the termination date, plus a pro-rata portion of his target bonus for the year and accrued vacation pay; (2) a severance payment equal to three times his highest annual base salary and highest annual incentive bonus during the preceding three years; (3) continued accident and life insurance benefits for three years; (4) reimbursement for COBRA premiums for continuation of medical and dental benefits for 18 months and reimbursement for private medical and dental benefits of an equivalent level for 18 months following termination of the COBRA reimbursement; (5) accelerated vesting of all stock options and restricted shares, and (6) if the payments to Mr. Brenner exceed certain limits, additional tax “gross up” payments to compensate Mr. Brenner for the excise tax imposed by section 4999 of the Internal Revenue Code; provided, however that the amount of the “gross up” payment may be reduced by up to 10% if such reduction would prevent payment of the excise tax. Under the agreement, Mr. Brenner is obligated not to voluntarily leave employment with the Company during the pendency of (and prior to the consummation or abandonment of) a Change in Control other than as a result of disability, retirement or an event that would constitute Good Reason if the Change in Control had occurred. The description of the Change in Control Severance Agreement set forth above is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of Emmis Communications Corporation held on July 7, 2016, the following directors were elected, and the following additional proposals were voted upon and adopted:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
James M. Dubin	62,421,578	2,648,206	18,717,334
Greg A. Nathanson	63,396,478	1,673,306	18,717,334
Jeffrey H. Smulyan	63,436,443	1,633,341	18,717,334

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to approve the 2016 Equity Compensation Plan	57,867,528	7,182,875	19,361	18,717,334
Proposal to approve reverse stock split amendments to Articles of Incorporation	80,108,018	3,454,217	224,863	—
Proposal to approve, in an advisory vote, the compensation of Emmis' named executive officers	57,949,938	7,096,385	23,461	18,717,334
Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the fiscal year ending February 28, 2017	83,036,646	732,820	17,652	—

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different media and technologies;
•loss of key personnel;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•fluctuations in the market price of publicly traded or other securities;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•changes in radio audience measurement methodologies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.
(c)     Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Emmis Communications Corporation, as amended effective July 7, 2016
10.1	Form of Option Grant Agreement
10.2	Form of Restricted Stock Agreement
10.3	Employment Agreement with Paul V. Brenner effective March 1, 2016
10.4	Change in Control Severance Agreement with Paul V. Brenner effective March 1, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: July 7, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary